CONFIDENTIAL RESIGNATION AGREEMENT
                       AND GENERAL RELEASE OF CLAIMS

   1. Mark Chandler ("Employee") hereby resigns from his position as general counsel and secretary of Maxtor Corporation ("Maxtor"), and as an officer of Maxtor and/or any of its subsidiaries, and as the Maxtor Corporation Shareholder Representative to Maxtor Peripherals (S) Pte. Ltd., effective June 28, 1994, and hereby resigns his employment with Maxtor effective July 20, 1994.

   2. In exchange for the release of claims set forth below, on July 20, 1994, Maxtor shall pay to Employee the sum of $8,587.68, less applicable tax withholdings, constituting the difference between nine months' pay ($112,500.00) and the balance outstanding ($103,912.32, including $100,000 principal and $3,912.32 accrued interest) on Employee's promissory note to Maxtor dated November 24, 1993, which upon such payment shall be deemed paid in full and the original returned to Employee marked to indicate that it has been paid in full. Employee will be eligible to continue his health coverage at his own expense in accordance with federal law, provided, however, that if Employee continues to use Maxtor's health insurance program, Maxtor shall reimburse Employee his health insurance premiums for a nine month period after July 20, 1994. Employee shall also receive from Maxtor all amounts held by Maxtor for him in his 401(k) account and all amounts withheld to date for his account under the Maxpurchase 423 Plan. The amounts owing under the 401(k) and 423 Plans will be paid to Employee in accordance with Maxtor's customary policy with respect to employees who leave the company. In addition to the above amounts, Employee will receive payment for his accrued vacation allowance, less applicable withholdings, on July 20, 1994, and Employee will be paid his base salary, less applicable withholdings, through July 20, 1994. Employee shall be entitled to exercise as vested, for a period of six months after July 20, 1994 all of his outstanding stock options, as shown on the attached schedule, whether or not otherwise vested as of July 20, 1994. Subject to the provisions contained in Paragraph 9 below, Employee shall be allowed to retain the fax machine, modem, disk drive and operating software provided to him by the Company which are located at Employee's residence. Employee acknowledges that he shall be entitled to no compensation or benefits from Maxtor other than those expressly set forth in this paragraph.

   3. In exchange for the benefits described in paragraph 2 above and the release of claims against Employee set out below, Employee, for himself and his respective legal successors and assigns, releases and absolutely discharges Maxtor and its shareholders, directors, officers, employees, agents, attorneys, affiliates, investors, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee has, owns or holds, or at any time other time had, owned or held or shall or may have, own, or hold against Maxtor based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date hereof, including but not limited to, any claims of breach of contract, wrongful termination, or race, sex, disability or other discrimination under the Civil Rights Act, the Americans with Disabilities Act, the Fair Employment and Housing Act, or any other applicable law (all of which are hereinafter included within the "Released Matters"). As used herein, "Maxtor" includes any all parents, divisions or subsidiaries of Maxtor Corporation. In consideration for Employee's promises and other undertakings herein, Maxtor and its parents, divisions and subsidiaries, and Maxtor's officers, directors, legal successors and assigns, hereby release Employee and his heirs, legal representatives, estates, legal successors and assigns, from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, known or unknown, which they may now have against Employee, or have ever had against him, up to and including the date hereof, which claims arise from or in any way relate to his employment relationship with Maxtor. Maxtor (other than through Employee) has received no complaints or other notice of any unlawful or tortious conduct by Employee up to the date of this Agreement, and Employee has received no complaints or other notice of any unlawful or tortious conduct by Employee and/or Maxtor up to the date of this Agreement which Employee has not disclosed in writing to Glenn Stevens as part of the normal transition of Employee's duties as General Counsel. As further consideration for the mutual promises and consideration described herein, the parties agree to extend the effectiveness of the foregoing releases through July 20, 1994 by signing Attachment A hereto on or after July 20, 1994. This release shall not extend, however, to any claims either party may have in connection with any breach by the other party of this Agreement or the agreements described in Paragraph 5 hereof.

    4. Each party acknowledges that it is familiar with Section 1542 of the California Civil Code which states as follows:

   A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each party hereby waives any right or benefit which it has or may have under Section 1542 of the California Civil Code to the full extent that it may lawfully waive such rights and benefits pertaining to the subject matter of this General Release of Claims (the "Release"). Each party acknowledges that it may hereafter discover claims or facts in addition to or different from those that it now knows or believes to exist with respect to the subject matter of this Release, and that it is its intention to fully, finally and forever settle all of the Released Matters in exchange for the benefits set forth above.

   5. Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of that certain Employee Agreement Regarding Confidentiality and Inventions between Maxtor and Employee dated June 8, 1992. Maxtor and Employee shall continue to be bound by the terms of the Indemnification Agreements between Maxtor and Employee dated September 13, 1990 and July 20, 1993 for the terms stated therein, and with respect to Stock Option Agreements as described in Paragraph 2 above. With respect to that certain Letter of Credit in the amount of $175,000 previously provided by Maxtor to Employee in accordance with the above indemnification agreements (the "Letter"), the parties agree that Maxtor shall have no obligation to maintain in effect or renew the Letter (or any other letter of credit for Employee's benefit) after its expiration on November 30, 1996. The parties further agree that Melonie Brophy's letter of June 14, 1994 regarding the Letter is hereby rescinded, and the Company agrees that it will not cancel the Letter before its expiration on November 30, 1996.

   6. Employee agrees he shall not make any critical or disparaging statements or distribute any critical or disparaging written materials concerning Maxtor, its officers, directors, employees and/or products; provided, however, this shall not preclude Employee from giving truthful testimony in any legal proceeding or responding truthfully (a) to any inquiries from any Maxtor officers or directors or (b) as necessary in the performance of his duties at Maxtor through July 20, 1994 and thereafter pursuant to Paragraph 8. Before giving any such testimony, Employee shall provide Maxtor with at least five days' written notice of his intent to provide such testimony, and Employee agrees to cooperate fully with Maxtor in taking any steps (at Maxtor's expense) which may be reasonably necessary and available to maintain the confidentiality of such testimony, including, but not limited to, the securing of appropriate protective orders. Maxtor agrees that its officers, directors and executive staff members shall not make any critical or disparaging statements or distribute any critical or disparaging written materials concerning Employee; provided, however, that this shall not preclude Maxtor from giving truthful testimony in any legal proceeding, nor from discussing, evaluating or commenting upon Employee's work either among Maxtor employees or with Maxtor's outside counsel who have a business reason to be discussing, evaluating or commenting upon such work. Before giving any such testimony, Maxtor shall provide Employee with at least five days' written notice of its intent to provide such testimony, and Maxtor agrees to cooperate fully with Employee in taking any steps (at Employee's expense) which may be reasonably necessary and available to maintain the confidentiality of such testimony, including, but not limited to, the securing of appropriate protective orders.

   7. In the event Maxtor receives any requests for information regarding Employee from potential employers, it will make reasonable efforts to direct all such inquiries to Walter Amaral. Walter Amaral will make no negative or derogatory statement about Employee, but will respond to such inquiries with the information contained in Attachment B. In the event that Maxtor issues any press release concerning Employee, such press release shall not contain any information other than that set out in Attachment B or some part thereof.

   8. Employee agrees to make himself available to Maxtor through July 20, 1994, on up to a full time basis if requested, for the purposes of providing information and assistance, transitioning his duties and responsibilities and/or performing other reasonable tasks. After July 20, 1994, Employee agrees that he will cooperate with Maxtor in any investigations, lawsuits or other matters involving Maxtor or its subsidiaries or affiliates concerning issues as to which Employee had specific involvement, knowledge or responsibility, or where subsequent assistance, information and cooperation is reasonably necessary or appropriate. Upon reasonable notice and at reasonable times and for reasonable periods, Employee will make himself available for such things as interviews, depositions, trials and the like.

   9. Employee has returned or will return to Maxtor's General Counsel (other than Employee) by July 20, 1994, all Maxtor information and Maxtor property, in whatever form or medium, including, but not limited to, reports, files, memoranda, records, credit cards, keys, passes, computer access codes, software, and any other Maxtor information or property which is in his possession or control and which he prepared, helped to prepare or acquired in connection with his employment. Employee will not retain any copies, duplicates, reproductions or excerpts of same. Employee will also terminate any access which he has to Maxtor computers, including any access from his residence or other locations outside Maxtor facilities. As used herein, the term "Maxtor information" shall include information received from third parties in confidence or as to which third parties may possess other proprietary rights, and other Maxtor technical, business, marketing, legal or financial information. Notwithstanding the foregoing, Employee may, subject to the prior written consent of Maxtor's General Counsel (other than Employee), retain blank copies of general business forms developed by Employee for use in Maxtor's business which do not contain any confidential or proprietary information of the Company. Such consent shall not be unreasonably withheld. Employee may also identify (but not retain the originals or any copies of) a reasonable number of non-technical Maxtor documents, copies of which documents shall be forwarded to Maxtor's outside counsel (Gray Cary Ware & Freidenrich) by Maxtor's General Counsel (other than Employee) with a request that the documents be maintained by Maxtor's outside counsel for a period of three years following the date of this Agreement or until any legal proceedings in which such documents are or may be involved are finally concluded, whichever occurs later. Such identification shall be delivered to Maxtor's General Counsel (other than Employee) in writing on or before July 20, 1994.

   10. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral (including, but not limited to, the Letter Agreement dated December 1, 1993), with the exception of the agreements described in paragraph 5 and any stock option agreements between Employee and Maxtor. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any lawsuit or other action brought to enforce any right arising out of this Agreement. This Agreement may not be altered or amended except by a written document executed by Maxtor and Employee. Employee agrees that he shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than his immediate family or counsel except as such disclosures may be necessary for accounting or tax reporting purposes (provided, that Employee shall advise any parties to whom he makes such disclosures that the information being disclosed is confidential) or as otherwise may be required by law. Before making a disclosure which is "otherwise required by law", Employee shall provide Maxtor with at least five days' written notice of his intent to make such disclosure, and Employee agrees to cooperate fully with Maxtor in taking any steps (at Maxtor's expense) which may be reasonably necessary and available to maintain the confidentiality of such disclosure, including, but not limited to, the securing of appropriate protective orders.

EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST MAXTOR BY SIGNING THIS AGREEMENT. EMPLOYEE FURTHER ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN PARAGRAPH 2




Dated: June 28, 1994                    /S/ ...Mark Chandler
                                        --------------------
                                               Employee

Dated: June 28, 1994                    /S/    Brett Pauly
                                        --------------------
                                               Witness

                                              Brett Pauly
                                        --------------------
                                        Print Name of Witness


                                         MAXTOR CORPORATION



Dated: June   , 1994                    /S/   Walter D. Amaral
           ---                          ----------------------



                           ATTACHMENT A

   By signing this Attachment A, the parties hereto acknowledge and agree that with respect to the general releases of claims given in Paragraph 3, "the date hereof" as used in that paragraph shall be deemed to be July 20, 1994.


Dated: July   , 1994
           ---                        ------------------------------
                                               Employee

Dated: July   , 1994
           ---                        ------------------------------
                                               Witness

                                      ------------------------------
                                           Print Name of Witness



Dated:  July   , 1994                    MAXTOR CORPORATION
            ---                      ------------------------------






                             ATTACHMENT B


   In response to inquiries from potential employers, Mr. Amaral will state substantially the following:

   Mark joined Maxtor in July 1988 as Director of Legal Affairs and became General Counsel in September 1990. He became Vice President, Corporate Development and Venture Management in June 1992, and became Vice President, Corporate Development and General Counsel in July 1993. He resigned from Maxtor in July 1994. His knowledge of the industry is excellent and his work, including his negotiating skills, was excellent, well-respected and valued.